SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                            FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2002

                    U.S. GOLD CORPORATION
      (Exact name of registrant as specified in its charter)

              Commission file number 0-9137

           Colorado                              84-0796160
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)               Identification No.)

     2201 Kipling Street, Suite 100, Lakewood, Colorado   80215
    (Address of principal executive office)           (Zip Code)

 Registrant's telephone number, including area code(303) 238-1438

Item 5.    Other Event

(a) Technology License.

Effective May 31, 2002, the Company entered into a non-exclusive technology licensed agreement with Newmont Mining Corporation ("Newmont") related to the use of Newmont's commercially proven proprietary N2TEC Flotation Technology (the "License") at the Company's Tonkin Springs property in Nevada. In December 2001, the Company had secured the right to negotiate the License with Newmont under an option agreement.

Securing the License is an important step towards potential gold production at the Company's Tonkin Springs property. Evaluation of Newmont's N2TEC Flotation Technology on Tonkin Springs sulfide gold ores was first begun by the Company in 1998. Test work performed by Newmont involved grinding the ore followed by flotation using N2TEC Flotation Technology process to concentrate the gold bearing sulfides. This test work indicated that the sulfide ores from Tonkin Springs are amenable to Newmont's flotation technology with total gold recovery from concentrate and through cyanidation of the float tails of 88 to 91 percent. The Company's plan is to use the Newmont technology to make flotation concentrates, which concentrates could then be sold.

Terms of the License with Newmont include i) initial license fee of $50,000 (of which $30,000 has been paid with the balance due $10,000 by August 30, 2002 and $10,000 by November 30, 2002),
and ii) ongoing license fee of 2% net smelter return ("NSR") production royalty of precious metals paid utilizing the Newmont technology with a minimum annual payment of $10,000.

The Company has the option during the initial 2 years of the License to buy down or buy out the royalty at the rate of $500,000 per each 1% NSR. Newmont is also committed to provide certain technical consultation to the Company regarding the technology. The License shall continue as long as the Company continues to use the N2TEC Flotation Technology but the royalty rate shall be reduced by half upon the expiration of the last Newmont patents related to the technology. The Company may terminate the License at any time with 3 month written notice.

(b) Private Placement of Restricted Common Shares.

Effective May 30, 2002 the Company entered into a
Subscription Agreement with Excalibur Limited Partnership
("Excalibur"), a Ontario, Canada limited partnership, for the sale of restricted common shares and warrants for $300,000 (the "Private Placement").

The proceeds from the Private Placement allowed the Company to pay several important obligations related to the Tonkin
Springs Project including the annual minimum royalty payment
($170,000) on one of the leased properties.

Under the Private Placement the Company issued 857,143 restricted common shares to Excalibur and gave Excalibur
428,572 common stock warrants exercisable for 2 years at $0.53 per share. The Private Placement was arranged by IBK Capital Corp. of Toronto, Canada, who was paid a Commission of $27,000. The Company is obligated to file a registration statement with the Securities and Exchange
Commission for shares subject to the Private Placement and to see that the effectiveness of the registration statement is maintained for 2 years.

Item 7.    Financial Statement and Exhibits

(a)  Financial Statements.     None required.

(b)  Pro forma financial information.     None required.

(c)  Exhibits:

10.1	Non-Exclusive Technology License Agreement by and
between U.S. Gold Corporation and Newmont USA Limited, d/b/a Newmont Mining Corporation dated May 31, 2002.

10.2	Subscription Agreement by and between U.S. Gold
Corporation and Excalibur Limited Partnership dated
May 30, 2002.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. GOLD CORPORATION

By: /s/ William F. Pass
Vice President, Chief Financial Officer and Secretary
June 7, 2002